                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)           JULY 31, 1996
                                                --------------------------------

                              FRITZ COMPANIES, INC.
          ------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                       0-20548                   94-3083515
- - --------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION       (COMMISSION FILE            (IRS EMPLOYER
      OF INCORPORATION)                 NUMBER)             IDENTIFICATION NO.)



    706 MISSION STREET, SAN FRANCISCO, CALIFORNIA                 94103
- - --------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (415) 904-8360
                                                  ------------------------------


                                  INAPPLICABLE
          ------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
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Item 5.           Other Events

                  On July 31, 1996, a complaint was filed in the Superior Court of the State of California, County of San Francisco, against the Company and certain of its directors and officers under the caption Hack v. Lynn C. Fritz, John H. Johung, Stephen M. Mattessich, Carsten Andersen and Fritz Companies, Inc. The complaint, which purports to be brought on behalf of a class of purchasers of the Company's stock between August 28, 1995 and July 23, 1996, alleges various violations of California law in connection with prior disclosures made by the Company and seeks unspecified damages.

                  On July 31, 1996, a complaint was filed in the U.S. District Court for the Northern District of Northern California, against the Company and certain of its directors and officers under the caption Polk v. Lynn C. Fritz, John H. Johung, Stephen M. Mattessich, Carsten Andersen and Fritz Companies, Inc. The complaint, which purports to be brought on behalf of a class of purchasers of the Company's stock between August 28, 1995 and July 23, 1996, alleges various violations of California law in connection with prior disclosures made by the Company and seeks unspecified damages.

                  On July 31, 1996, a complaint was filed in the U.S. District Court for the Northern District of Northern California, against the Company and certain of its directors and officers under the caption Weiss v. Lynn C. Fritz, John H. Johung, Stephen M. Mattessich, Carsten Andersen and Fritz Companies, Inc. The complaint, which purports to be brought on behalf of a class of purchasers of the Company's stock between August 28, 1995 and July 23, 1996, alleges various violations of California law in connection with prior disclosures made by the Company and seeks unspecified damages.


Item 7.           Financial Statement and Exhibits

                  (c)      None
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FRITZ COMPANIES, INC.



                                   By  /s/ Jan H. Raymond
                                       ------------------------
                                            Jan H. Raymond
                                       Executive Vice President

Dated:  August 5, 1996